SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                           ---------------------------


                        Date of Report (Date of earliest
                         event reported): April 29, 2003



                          THE ST. PAUL COMPANIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       Minnesota                   001-10898                    41-0518860
  --------------------      ------------------------      ---------------------
(State of Incorporation)    (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)



385 Washington St., St. Paul, MN                             55102
-----------------------------------------                  --------
(Address of principal executive offices)                  (Zip Code)


                                 (651) 310-7911
                       ----------------------------------
                         (Registrant's telephone number,
                              including area code)




                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

         As previously disclosed, our largest individual exposure with regard to commercial surety bonds issued on behalf of companies in bankruptcy, pretax and before estimated reinsurance recoveries, approximates $120 million. This exposure consists of bonds securing certain workers' compensation obligations with an aggregate face amount of $80 million, and a bond securing certain retiree health benefit obligations with a face amount of $40 million.

A bankruptcy court has recently approved the sale of substantially all of the assets of the company in bankruptcy representing this exposure. Under the terms approved by the court, the buyer will not assume that company's obligations related to workers' compensation and retiree health benefits.

Beginning on April 25, 2003, we received claim notices relating to a substantial portion of the bonds securing the workers' compensation obligations. Given these developments, it is our belief that we will continue to receive claim notices related to the remaining workers' compensation bonds and, separately, the bond securing the retiree health benefit obligations.

We are reviewing the claim notices to assess their validity under the provisions of the relevant surety bonds. We will record loss reserve provisions when sufficient information is available to fully review the claims and to estimate our ultimate obligations under the bonds. Until this assessment is made, we are unable to estimate a reasonable range of loss, but in no event will the loss amount exceed the face amount of the bonds net of applicable reinsurance and taxes.




Certain of the foregoing statements, including those relating to claims that have been or may be made in respect of the surety bonds described above and amounts that may ultimately be paid by us in respect of such claims, may constitute forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: the extent to which claims are received and determined to be valid, the amounts for which claims are settled, the availability and application of reinsurance in respect of claims, tax rates, and various other factors. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE ST. PAUL COMPANIES, INC.



                                            By: Bruce A. Backberg
                                                ------------------------
                                                  Bruce A. Backberg
                                                  Senior Vice President


Date: April 30, 2003